As filed with the Securities and Exchange Commission on October 16, 2007

Registration No. 333- ________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QPC Lasers, Inc.
(Exact name of registrant as specified in its charter)
Nevada	20-1568015
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)
15632 Roxford Street
Sylmar, California 91342
(818) 986-0000
(Address of principal executive offices)

2006 Stock Option Plan
(Full title of the Plan(s))

George Lintz
Chief Financial Officer
QPC Lasers, Inc.
15632 Roxford Street
Sylmar, California 91342
(Name and address of agent for service)

(818) 986-0000
(Telephone number, including area code, of agent for service)

Copy to:
Hillel Cohn, Esq.
Morrison & Foerster LLP
555 West Fifth Street, Suite 3500
Los Angeles, CA 90013-1024
(213) 892-5200

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be registered (2)		Proposed maximum offering price per share (5)	Proposed maximum aggregate offering price (5)	Amount of registration fee
Common Stock, $.001 par value per share	5,400,000 shares	(3)	$0.685	$3,699,000.00	$165.78
Common Stock, $.001 par value per share	385,416 shares	(4)	$0.685	$264,009.96	$11.83

(1)	The securities to be registered include options to acquire Common Stock.
(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(3)	This total represents the amount of shares authorized to be issued under the Registrant’s 2006 Stock Incentive Plan.
(4)	This total represents the amount of common stock issuable upon exercise of outstanding compensation grants made to directors and consultants outside of the 2006 Stock Incentive Plan.
(5)
Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined based on the bid and ask price of the Registrant’s stock as reported on the OTC Bulletin Board on October 11, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a "reoffer prospectus," prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of common shares which are deemed to be "control securities" or "restricted securities" under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The Company shall provide to you without charge, upon written or oral request, copies of the documents incorporated by reference in Item 3 of Part II of this Registration Statement. Any such request for documents should be directed to: George Lintz, Chief Financial Officer, c/o QPC Lasers, Inc., 15632 Roxford Street, Slymar, California 91342.

PROSPECTUS

QPC LASERS, INC.

5,785,416 Shares of Common Stock

The shares of common stock of QPC Lasers, Inc. (the “Company”) being offered under this prospectus are being offered by the employees, directors, and consultants of the Company issued to them upon the exercise of stock options or the issuance of a stock award pursuant to the Company’s 2006 Stock Incentive Plan (“Plan”) and by directors and consultants issued to them outside the Plan.

The shares will be offered for sale by the selling security holders identified in this Prospectus in accordance with the terms described in the section of this Prospectus entitled “Plan of Distribution.” We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses associated with such sales. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

Our common stock is not listed on any national securities exchange. The common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “QPCI.” On October 15, 2007, the closing sale price of our common stock on the Over-the-Counter Bulletin Board was $0.72.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford to lose your entire investment. See “Risk Factors” beginning on page 10 of this Prospectus.

Please read this Prospectus carefully. It describes our company as well as our products, technology, financial condition and operating performance. All of this information is important to enable you to make an informed investment decision.

You should rely only upon the information contained or incorporated by reference in this Prospectus to make your investment decision. We have not authorized anyone to provide you with different or additional information. The selling security holders are not offering these shares in any state where such offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date set forth below.

Neither the Securities and Exchange Commission nor any state securities administrator has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Table of Contents

Part I information Required in the Section 10(a) Prospectus		2
Item 1.	Plan Information	2
Item 2.	Registrant Information and Employee Plan Annual Information	2
	Prospectus	3
	Prospectus Summary	5
	Recent Financing History	7
	Special Note Regarding Forward-looking Information	9
	Risk Factors	10
	Use of Proceeds	17
	Determination of Offering Price	18
	Selling Security Holders	18
	Plan of Distribution	21
	Interest of Named Experts and Counsel	22
	Disclosure Of Commission Position of Indemnification for Securities Act Liabilities	22
	Incorporation of Documents by Reference	23
	Reports to Security Holders	24
	Where You Can Find More Information	24

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire Prospectus carefully, including the "Risk Factors" section. Some of the statements contained in this Prospectus, including statements under "Prospectus Summary," and "Risk Factors," are forward-looking statements and may involve a number of risks and uncertainties. Actual results and future events may differ significantly based upon a number of factors. You should not put undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus.

In this Prospectus, we refer to QPC Lasers, Inc. and its subsidiaries as "we," "our," or the "Company."

QPC Lasers, Inc.

History

The Company was originally incorporated in the State of Nevada on August 31, 2004 under the name “Planning Force, Inc.” as a development stage company that planned to specialize in event planning for corporations. The Company offered two types of services: retreat training services and product launch event planning. This business generated minimal revenue for the Company since inception.

Effective May 1, 2006, Planning Force Inc., changed its name to QPC Lasers, Inc. On May 12, 2006, QPC Lasers, Inc. (“QPC”) executed a Share Exchange Agreement (the “Share Exchange Agreement”) by and among Julie Morin, its majority stockholder, and Quintessence Photonics Corporation, a Delaware corporation (“Quintessence”) and the stockholders of all of Quintessence (the “Quintessence Stockholders”). Quintessence was engaged in the design and production of semiconductor laser devices. Quintessence had been founded in 2000 by Dr. Jeffrey Ungar, a Caltech graduate and former head of Advanced Optoelectronic Device R&D at Ortel Corporation (“Ortel”), and George Lintz, an entrepreneur with fifteen years of investment banking and finance industry experience. In 2002, Quintessence opened an 18,000 square foot production facility in Sylmar, California, produced first light from its laser devices and procured its initial contracts from the U.S. Government. Quintessence began shipping its first products in 2004.

Pursuant to the Share Exchange Agreement, QPC issued one share of its common stock to the Quintessence Stockholders in exchange for each share of their Quintessence common stock and Quintessence became our wholly-owned subsidiary. In connection with the share exchange, our sole business became the business of Quintessence.

Our common stock is not listed on any national securities exchange. Our common stock currently trades on the Over-the-Counter Bulletin Board under the symbol “QPCI.” Our headquarters are located at 15632 Roxford Street, Sylmar, California 91342. Our phone number is (818) 986-0000. Our website address is www.qpclasers.com. Information contained on our website is not part of this Prospectus.

Our Business

We design and manufacture high brightness semiconductor lasers for a variety of defense, medical and industrial applications. We have developed multiple technology platforms, with five issued patents and eleven patents pending. We believe our proprietary technology positions us to gain market share with products that address important issues of laser performance including brightness, power, and the ability to produce laser light at specified wavelengths. We are vertically integrated, from semiconductor fabrication through packaging, and perform all critical production processes at our facility in Sylmar, California.

“Laser” is an acronym for light amplification by stimulated emission of radiation. A laser converts electricity into light and delivers a large amount of energy to a small designated area. Lasers are widely used in a variety of applications including medical procedures, telecommunications, welding and other industrial applications, printing and various defense applications. There are three main types of commercial lasers: (i) gas lasers, (ii) solid-state or fiber lasers and (iii) diode lasers. Gas, solid-state and fiber lasers produce good quality beams; however they tend to be large and expensive. Diode, or semiconductor lasers, convert electricity directly into light in a semiconductor chip without any other medium. Semiconductor lasers are compact, use energy efficiently and may be inexpensively manufactured. However, standard diode lasers generate low optical quality beams; i.e., they lack “brightness” which limits their usefulness for certain applications.

We believe there is a significant opportunity for semiconductor lasers that can produce high power, high brightness beams with precise wavelength control. Such high performance characteristics, combined with the efficient use of energy and low cost of manufacture associated with semiconductor lasers, may offer potential advantages to a wide range of end-users.

We are currently producing and designing products for defense, medical and industrial applications. Such products may be used for direct diode applications such as target illumination, free-space communications, hair removal and other medical, defense and industrial applications. They may also be used to stimulate or “pump” a fiber or solid-state laser that may be employed in materials processing or other industrial medical, defense and industrial applications.

In 2005 and 2006, revenues from defense and defense-related applications accounted for 66% and 65%, respectively, of our total revenues; medical applications accounted for 24% and 20%, respectively, of our total revenues and industrial applications accounted for 10% and 15%, respectively, of our total revenues. Since our inception, we have received over $7 million in development contracts from various agencies of the U.S. Department of Defense as well as from U.S. and Israeli defense contractors.

Risk Factors

An investment in our stock involves a high degree of risk. You should purchase our stock only if you can afford to lose your entire investment. Among the principal risk factors which you should consider in this regard are the following:

•	We are an early stage company that has never earned a profit and which operates on a negative cash flow basis.

•	We have depended upon the sale of securities to sustain our operations.

•	We do not currently have sufficient cash resources to pay our outstanding debt and all of our assets are pledged as collateral on our outstanding debt.

•	Our products are not proven and the market for our products is subject to continuing change.

•
Our prospects depend to a significant extent upon the perceived technical advantages of our products and we may not be able to stay abreast of continuing technological developments in the photonics industry.

•	We face intense competition from nearly 40 companies, some of whom have proven products, long established customer relationships and substantially greater resources than ours.

•	Our management team lacks experience running a public company.

•	Our stock is thinly traded and subject to the volatility associated with small-cap stocks.

•	Our common stock is subject to substantial downward price pressure based on the large number of shares which may be issued pursuant to outstanding warrants and options.

You should carefully consider the more complete information set forth under “Risk Factors” beginning on page 10 of this Prospectus before investing in our common stock.

Recent Financing History

Completion of Share Exchange

On May 12, 2006, we entered into a Share Exchange Agreement with Quintessence, and the Quintessence Stockholders, and closed the transaction on the same date (the “Share Exchange”). Prior to the Share Exchange, we had 24 stockholders of record. None of the shares held by these 24 stockholders are being registered under this Registration Statement. Pursuant to the Share Exchange Agreement, QPC issued one share of its common stock to the Quintessence Stockholders in exchange for each share of their Quintessence common stock. The Quintessence Stockholders transferred substantially all of the shares of equity stock of Quintessence, thereby making Quintessence a subsidiary of QPC, and QPC issued an aggregate of 26,986,119 shares of its common stock to the Quintessence Stockholders. Furthermore, all options, warrants and convertible notes (“Derivative Securities”) and preferred stock that may be exercised or converted into Quintessence common stock were exchanged for Derivative Securities that may be exercised or converted into shares of common stock of QPC. The number of shares of common stock of QPC underlying the new QPC Derivative Security was equal to the number of shares of common stock of QPC that would have been issued to the Quintessence Stockholders, had they exercised or converted the Quintessence Derivative Security into Quintessence common stock immediately prior to the closing of the Share Exchange. Pursuant to the Share Exchange Agreement, QPC issued options, warrants or convertible notes that may be exercised or converted, as the case may be, into 10,776,879 shares of common stock of QPC. After closing the Share Exchange, the Quintessence stockholders held at least 87% of the outstanding shares of common stock of QPC. We had 521 stockholders of record after the closing of the Share Exchange.

None of the shares of common stock of QPC or common stock of QPC issuable upon exercise or conversion of the QPC Derivative Securities issued in connection with the Share Exchange are being registered for resale under this Registration Statement.

April and May 2007 Financings

Issuance of Secured Debentures. Between April 16 and April 19, 2007, the Company entered into securities purchase agreements with certain investors, pursuant to which the Company issued the investors secured convertible debentures (the “April Secured Debentures”) in the aggregate principal amount of $7,976,146 at an original issue discount of 10% (the “April 2007 Debenture Offering”). On May 22, 2007, the Company entered into securities purchase agreements with certain investors (the “May Investors”), pursuant to which the Company issued the May Investors secured convertible debentures (the “May Secured Debentures” and collectively with the April Secured Debentures, the “Secured Debentures”) in the aggregate principal amount of $10,554,500 at an original issue discount of 10% (the “May 2007 Debenture Offering”). The April Secured Debentures and the May Secured Debentures have a term of 2 years and pay interest at the rate of 10% per annum. The April Secured Debentures and the May Secured Debentures are convertible into shares of the Company’s common stock at an initial conversion price of $1.05 per share, subject to customary adjustments as set forth therein and any applicable Milestone Adjustments.

In connection with the April 2007 Debenture Offering, we granted warrants to purchase 11,394,494 shares of common stock to certain investors and warrants to purchase 212,796 shares of common stock to the dealers in that offering. (The amounts for the April 2007 Debenture Offering are less than the amounts reported on the Company’s Form 8-K filed on April 20, 2007 due to the cancellation of one investor’s debentures and warrants. The investor defaulted on a promissory note used to purchase the debentures and warrants.) In connection with the May 2007 Debenture Offering, we granted warrants to purchase 15,077,857 shares of common stock to the May Investors and warrants to purchase 2,571,171 shares of common stock to the dealers in that offering. All of the above warrants have an exercise price of $1.05 and expire five years from the date of issuance. The aggregate purchase price for the April Secured Debentures and the warrants issued in connection with the April 2007 Debenture Offering was $ 7,178,531 and the aggregate purchase price for the May Secured Debentures and the warrants issued in connection with the May 2007 Debenture Offering was $9,500,000 paid in cash.

In connection with their purchase of April Secured Debentures, May Secured Debentures and the warrants issued in connection with the April 2007 Debenture Offering and May 2007 Debenture Offering, the investors made representations that they were accredited investors within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). These issuances of securities were issued in reliance upon the exemption provided in Rule 506 under Regulation D promulgated thereunder. This prospectus does not related to the resale of any securities sold in the April 2007 Debenture Offering or May 2007 Debenture Offering.

The Offering

Common Stock outstanding prior to the offering:	38,659,283 shares

Common stock being offered by Selling Stockholders:	5,785,416 shares of common stock by selling security holders

Use of Proceeds:
We will not receive any proceeds from the sale of the common stock offered in this prospectus. We will receive proceeds to the extent that options issued to our 2006 Stock Incentive Plan are exercised for cash. We will use the exercise proceeds, if any, for working capital and general corporate purposes.

OTCBB Symbol	QPCI

Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 10.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement we may use in connection with this prospectus, and the documents we incorporate by reference into this prospectus contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or Securities Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or Securities Act. For this purpose, any statements contained herein that relate to future events or conditions, including without limitation, the statements included or incorporated by reference into this prospectus regarding industry prospects and our prospective results of operations or financial position, may be deemed to be forward-looking statements. The words "believes," "anticipates," "plans," "expects," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements represent management's current expectations and are inherently uncertain. The important factors discussed above under "Risk Factors," among others, could cause actual results to differ materially from those indicated by such forward-looking statements. Any such forward-looking statements represent management's views as of the date of the document in which such forward-looking statement is contained. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

RISK FACTORS

You should carefully consider the following risk factors, the other information included herein and the information included in our other reports and filings. Our business, financial condition, and the trading price of our common stock could be adversely affected by these and other risks.

RISKS OF THE BUSINESS

Our consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The factors described below raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from this uncertainty. Our independent registered public accounting firm has included an explanatory paragraph expressing doubt about our ability to continue as a going concern in their audit report for the fiscal year ended December 31, 2006.

We have relied upon outside financing to fund our operations. As a result, our ability to sustain and build our business has depended upon our ability to raise capital from investors and we do not know if we will be able to continue to raise sufficient funds from investors. We have operated on a negative cash flow basis since our inception and we have never earned a profit. We anticipate that we will continue to incur losses for at least the next 12 to 15 months and that we will continue to operate on a negative cash flow basis for at least the next 9 to 12 months.  We have financed our operations to date through the sale of stock, other securities and certain borrowings.

In April and May 2007 we received net proceeds of approximately $13,900,000 through the sale of Secured Debentures and common stock purchase warrants. We believe such funds will be sufficient to sustain our operations for the next 20 months based upon our current expectations. If such expectations prove incorrect, or if we continue to operate on a negative cash flow basis at the end of such period, then we will likely need to raise additional funds through the sale of securities.

If we raise additional funds through the issuance of equity securities, this may cause significant dilution of our common stock, and holders of the additional equity securities may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions.

We do not have sufficient revenues to service our debt. As of June 30, 2007, we had $24,999,083 of debt secured by our fixed assets and intellectual property. $7,976,146 accrues interest at a rate of 10% per annum and requires monthly interest payments until April 2009, when the balance is due in full; $10,554,500 accrues interest at a rate of 10% per annum and requires monthly interest payments until May 2009 when the balance is due in full; $230,000 debt accrues interest at a rate of 10% per annum and requires monthly payments until September 30, 2008; $5,776,514 of debt accrues interest at a rate of 10% per annum and requires monthly payments until September 18, 2009 at which time the balance of 5,031,872 is due and payable; and $461,923 accrues interest at a rate of 33.65% and requires monthly payments until January 2012. If we are unable to service our debt, our assets, including our patents and other intellectual property, may be subject to foreclosure. Accordingly, if the Secured Debentures are not converted we will default unless we are able to raise additional funds through the sale of new securities. It is our expectation that most or all of the Secured Debentures will be converted into shares of common stock. However, we can not predict how many Secured Debentures will be converted and, even if all the Secured Debentures are converted, we will still owe more than $5,800,000 in 2009. We do not currently have the ability to service this debt without obtaining additional cash resources. If our revenues fail to increase sufficiently, our debt service requirements may affect our working capital and, therefore, adversely affect our ability to operate our business. If we are unable to service our debt, our assets, including our patents and other intellectual property, may be subject to foreclosure and our common stock may become worthless.

We are an early stage company with a short operating history and limited revenues. We were formed in November 2000. Since that time, we have engaged in the formulation of a business strategy and the design and development of technologically advanced products. We have recorded limited revenues from various government-funded research programs, and we have generated only limited revenues from the sale of products. Our ability to implement a successful business plan remains unproven and no assurance can be given that we will ever generate sufficient revenues to sustain our business.

Our products are not proven. We are currently engaged in the design and development of laser diode products for certain medical, industrial and defense applications. Our first commercial sales occurred in 2004. Our most advanced technologies, including without limitation, our “Generation III” products, are in the design or prototype stage. While we have shipped Generation I and Generation II products, most of our products do not have an established commercial track record. We have received only a limited number of purchase orders for our products and we only have a limited number of contractual arrangements to sell our products.

We are dependent on our customers and vulnerable to their sales and production cycles. For the most part, we do not sell end-user products. We sell laser components that are incorporated by our customers into their products. Therefore, we are vulnerable to our customers’ prosperity and sales growth. Failure of our customers to sell their products will ultimately hurt their demand for our products, and thus, have a material adverse effect on our revenues.

Unusually long sales cycles may cause us to incur significant expenses without offsetting revenue. Customers often view the purchase of our products as a significant strategic decision. Accordingly, customers carefully evaluate and test our products before making a decision to purchase them, resulting in a long sales cycle. While our customers are evaluating our products and before they place an order, we may incur substantial expenses for sales and marketing and research and development to customize our products to the customer's needs. After evaluation, a potential customer may not purchase our products. As a result, these long sales cycles may cause us to incur significant expenses without ever receiving revenue to offset those expenses.

The markets for our products are subject to continuing change that may impair our ability to successfully sell our products. The markets for laser diode products are volatile and subject to continuing change. For example, since 2001, the market for telecommunications and data communications products has been severely depressed while a more robust market for defense and homeland security applications has developed. We must continuously adjust our marketing strategy to address the changing state of the markets for laser diode products. We may not be able to anticipate changes in the market and, as a result, our product strategies may be unsuccessful.

Our products may become obsolete if we are unable to stay abreast of technological developments. The photonics industry is characterized by rapid and continuous technological development. If we are unable to stay abreast of such developments, our products may become obsolete. We lack the substantial research and development resources of some of our competitors. This may limit our ability to remain technologically competitive.

We are dependent for our success on a few key executive officers. Our inability to retain those officers would impede our business plan and growth strategies, which would have a negative impact on our business and the value of your investment. Our success depends on the skills, experience and performance of key members of our management team. We are heavily dependent on the continued services of Jeffrey Ungar, our Chief Executive Officer, George Lintz, our Chief Financial Officer and Chief Operating Officer and Paul Rudy, our Senior Vice President of Marketing and Sales. We do not have long-term employment agreements with any of the members of our senior management team. Each of those individuals may voluntarily terminate his employment with the Company at any time upon short notice. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We maintain $8.0 million and $2.0 million key man insurance policies on Mr. Ungar and Mr. Lintz, respectively.

We are also dependent for our success on our ability to attract and retain technical personnel, sales and marketing personnel and other skilled management. Our success depends to a significant degree upon our ability to attract, retain and motivate highly skilled and qualified personnel. Failure to attract and retain necessary technical personnel, sales and marketing personnel and skilled management could adversely affect our business. If we fail to attract, train and retain sufficient numbers of these highly qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. Although we intend to issue stock options or other equity-based compensation to attract and retain employees, such incentives may not be sufficient to attract and retain key personnel.

Our business is dependent upon proprietary intellectual property rights. We have employed proprietary information to design our products. We believe that our proprietary technology is critical to our ability to compete. We seek to protect our intellectual property rights through a combination of patent filings, trademark registrations, confidentiality agreements and inventions agreements. However, no assurance can be given that such measures will be sufficient to protect our intellectual property rights. Competitors may challenge the validity of patents we obtain. They may also contend that our patents do not prevent them from selling products that are similar but not identical to our products. Patent litigation is expensive and time-consuming. Competitors may seek to take advantage of our limited financial resources by contesting our patent and other intellectual property rights. If we cannot protect our rights, we may lose our competitive advantage. Moreover, if it is determined that our products infringe on the intellectual property rights of third parties, we may be prevented from marketing our products.

We currently rely on R&D Contracts with the U.S. Government. Currently, a significant part of our near term revenue is expected to be derived from research contracts from the U.S. Government. Changes in the priorities of the U.S. Government may affect the level of funding of certain defense and homeland security programs. Changes in priorities of government spending may diminish interest in sponsoring research programs in our area of expertise.

We face intense competition, including competition from companies with significantly greater resources than ours, and if we are unable to compete effectively with these companies, our market share may not grow and our business could be harmed. The laser diode industry is highly competitive with numerous competitors from well-established manufacturers to innovative start-ups. A number of our competitors have significantly greater financial, technological, engineering, manufacturing, marketing and distribution resources than we do. Their greater capabilities in these areas may enable them to compete more effectively on the basis of price and production and more quickly develop new products and technologies. In addition, new companies may enter the markets in which we compete, further increasing competition in the laser industry. As we expand our marketing efforts, we expect to increasingly compete with companies that produce diode-pumped solid state and fiber lasers. We may face substantial resistance from prospective customers who are reluctant to change incumbent technologies. We believe that our ability to compete successfully and grow our business depends on a number of factors, including the strength of our technology platform and related intellectual property rights, the capabilities of our scientists and technical staff and our reputation for product innovation and reliability. We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, lost growth opportunities and an inability to generate cash flows that are sufficient to maintain or expand our development and marketing of new products.

If our facilities were to experience catastrophic loss, our operations would be seriously harmed. Our facilities could be subject to a catastrophic loss from fire, flood, earthquake or terrorist activity. All of our research and development activities, manufacturing, our corporate headquarters and other critical business operations are located near major earthquake faults in Sylmar, California, an area with a history of seismic events. Any such loss at this facility could disrupt our operations, delay production, and revenue and result in large expenses to repair or replace the facility. While we have obtained insurance to cover most potential losses, we cannot assure you that our existing insurance coverage will be adequate against all other possible losses.

The relative lack of public company experience of our management team may put us at a competitive disadvantage. Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements. For example, we concluded that our disclosure controls were not effective as of June 30, 2006 and September 30, 2006. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business. We are subject to various regulatory requirements, including the Sarbanes-Oxley Act of 2002. We, like all other public companies, must incur additional expenses and, to a lesser extent, diversion of our management’s time in our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal controls over financial reporting. We have not evaluated our internal controls over financial reporting in order to allow management to report on, and our independent auditors to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC, which we collectively refer to as Section 404. We have never performed the system and process evaluation and testing required in an effort to comply with the management assessment and auditor certification requirements of Section 404, which will initially apply to us as of December 31, 2007. Our lack of familiarity with Section 404 may unduly divert management’s time and resources in executing the business plan. If, in the future, management identifies one or more material weaknesses, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities.

MARKET RISKS.

Our common stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. Prior to the Share Exchange in May 2006, QPC’s shares were not publicly traded. Through this Share Exchange, QPC has essentially become public without the typical initial public offering procedures which usually include a large selling group of broker-dealers who may provide market support after going public. Thus, we have undertaken efforts to develop market recognition for our stock. As of June 30, 2007, we had approximately 525 stockholders and our market capitalization was approximately $ 27,061,498. As a result, there is limited market activity in our stock and we are too small to attract the interest of many brokerage firms and analysts. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained. While we are trading on the OTC Bulletin Board, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile and thinly traded.

The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares. As long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities.

The market price for our common stock may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. The market price of our common stock could be subject to wide fluctuations in response to:

•	quarterly variations in our revenues and operating expenses;

•	announcements of new products or services by us;

•	fluctuations in interest rates;

•	significant sales of our common stock, including “short” sales;

•	the operating and stock price performance of other companies that investors may deem comparable to us; and

•	news reports relating to trends in our markets or general economic conditions.

The stock market in general, and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance. In addition, there are approximately 31,341,662 shares of our common stock which were sold in private transactions, which are now eligible for sale in accordance with Rule 144 under the Securities Act.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include: (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against a director. QPC’s Articles of Incorporation and Bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, QPC’s Articles of Incorporation and Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends. We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment. In addition, the Company is contractually prohibited from paying dividends based on the terms of certain outstanding indebtedness.

Our executive officers and directors beneficially own or control at least 21.2% of our outstanding common stock, which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in you receiving a premium over the market price for your shares. We estimate that approximately 21.2% of our outstanding shares of common stock is beneficially owned and controlled by a group of insiders, including our directors and executive officers. Such concentrated control of the Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Accordingly, the existing principal stockholders together with our directors and executive officers will have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire shares of our common stock, you may have no effective voice in the management of the Company.

Future sales of our equity securities could put downward selling pressure on our securities, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his securities at any reasonable price, if at all. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock. This downward pressure could be magnified as a result of the large number of shares issuable upon the exercise of outstanding warrants, the conversion of our convertible debt and the exercise of outstanding options. Certain of our outstanding warrants, including the warrants issued in connection with the April 2007 Debenture Offering and the May 2007 Debenture Offering, have registration rights. As of the date of this Prospectus, 37,712,783 shares of our common stock are issuable upon exercise of warrants at an exercise price ranging between $1.05 to $1.50, 17,867,282 shares of our common stock are issuable upon the conversion of our convertible debt at a conversion price of $1.05 and 4,046,083 shares of our common stock are issuable upon exercise of options.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders. We will not receive any proceeds from the issuance of our Common Stock to the selling stockholders other than the exercise price of any options that are exercised by the selling stockholders, the proceeds of which we expect to use for working capital purposes.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell the common stock issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

SELLING SECURITY HOLDERS

Discussed below are the total number of shares of our common stock and the total number of shares of common stock assuming the exercise of all options owned by the selling stockholders and registered hereunder. Except as indicated, the selling stockholders are offering all of the shares of common stock owned by them or received by them upon the exercise of the options.

Because the selling stockholders may offer all or part of the shares of common stock currently owned or the shares of common stock received upon exercise of the options, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of options that will be held upon termination of this offering. The shares of common stock currently owned and the shares of common stock received upon exercise of the options or warrants offered by this reoffer prospectus may be offered from time to time by the selling stockholders named below.

Up to 5,400,000 shares of common stock issued pursuant to stock awards or the exercise of stock options by officers, directors, employees or consultants who are eligible to participate in the Plan and 385,416 shares of common stock issued to directors and consultants of the Company outside the Plan may be sold pursuant to this reoffer prospecuts. Eligibility to participate in the Plan is available to our officers, directors, employees and consultants, as well as the officers, directors, employees and consultants of any of our subsidiaries including their subsidiaries.

The following table sets forth as of October 11, 2007, information regarding the current beneficial ownership of our common stock by the persons identified, based on information provided to us by them, which we have not independently verified. Although we have assumed for purposes of the table that the selling stockholders will sell all of the shares offered by this prospectus, because they may from time to time offer all or some of their shares under this prospectus or in another manner, no assurance can be given as to the actual number of shares that will be resold by the selling stockholders (or any of them), or that will be held after completion of the resales. In addition, a selling stockholder may have sold or otherwise disposed of shares in transactions exempt from the registration requirements of the Securities Act or otherwise since the date he or she provided information to us. The selling stockholders are not making any representation that the shares covered by this prospectus will be offered for sale. Please note that the shares of Selling Security Holders Jeffrey Ungar and George Lintz are subject to certain contractual restrictions so long as the Secured Debentures remain outstanding.

Name	Number of Shares Beneficially Owned Before Offering	Number of Shares Being Offered(1)	Number of Shares Beneficially Owned After Offering
			Number of Shares	Percentage
Jeffrey Ungar (2)	4,811,198	425,000	4,386,198	11.1%
Paul Rudy (3)	458,069	425,000	33,069	*
George Lintz (4)	2,894,322	350,000	2,544,322	6.3%
Merrill McPeak (5)	163,485	110,416	53,069	*
Blima Tuller (6)	166,138	100,000	66,138	*
Israel Ury (7)	233,198	90,000	143,198	*
Robert Adams (8)	388,265	50,000	338,265	*
TOTAL OPTIONS		1,550,416	7,564,259

* less than 1%.

(1) includes shares of common stock that may be issued upon exercise of options.

(2) Includes up to 26,455 shares of common stock to be issued upon the exercise of the convertible debenture at an exercise price of $1.05 per share of common stock and 39,683 warrants to purchase common stock at $1.05 per share and 488,000 warrants to purchase common stock at $1.25 per share, and options to purchase 100,000, 225,000 and 100,000 shares of common stock.

(3) Includes up to 13,228 shares of common stock to be issued upon the exercise of the convertible debenture at an exercise price of $1.05 per share of common stock and 19,841 warrants to purchase common stock at $1.05 per share and options to purchase 200,000 and 225,000 shares of common stock.

(4) Includes up to 26,455 shares of common stock to be issued upon the exercise of the convertible debenture at an exercise price of $1.05 per share of common stock and 39,683 warrants to purchase common stock at $1.05 per share and 1,432,000 warrants to purchase common stock at $1.25 per share, and options to purchase 100,000, 150,000 and 100,000 shares of common stock.

(5) Includes up to 13,228 shares of common stock to be issued upon the exercise of the convertible debenture at an exercise price of $1.05 per share of common stock and 19,841 warrants to purchase common stock at $1.05 per share and options to purchase 85,416 and 25,000 shares of common stock..

(6) Includes up to 26,455 shares of common stock to be issued upon the exercise of the convertible debenture at an exercise price of $1.05 per share of common stock and 39,683 warrants to purchase common stock at $1.05 per share and options to purchase 100,000 shares of common stock.

(7) Includes up to 26,455 shares of common stock to be issued upon the exercise of the convertible debenture at an exercise price of $1.05 per share of common stock and 39,683 warrants to purchase common stock at $1.05 per share and options to purchase 40,000, 25,000 and 25,000 shares of common stock.

(8) Includes up to 105,820 shares of common stock to be issued upon the exercise of the convertible debenture at an exercise price of $1.05 per share of common stock and 158,730 warrants to purchase common stock at $1.05 per share and options to purchase 25,000 and 25,000 shares of common stock.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

(i)	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

(ii)	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(iii)	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

(iv)	privately negotiated transactions;

(v)	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

(vi)	a combination of any such methods of sale; and

(viii)	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers.

To the extent required, the shares of common stock to be sold, the names of the persons selling the shares, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commission or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this Prospectus is a part.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, any interest, direct or indirect, in our company or any of our subsidiaries. Nor was any such person connected with us, or any of our subsidiaries, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The consolidated financial statements of QPC Lasers, Inc. and Subsidiary as of December 31, 2006 and for the years ended December 31, 2006 and 2005, incorporated by reference in the Prospectus and elsewhere in the Registration Statement have been included in reliance on the report of Weinberg & Company, P.A., independent registered public accountants, given such firm’s authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, our Bylaws and Articles of Incorporation also include provisions that eliminate the personal liability of each of its officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of us. To the fullest extent allowed by Section 78.751 of the Nevada General Corporation Law, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer’s or director’s own gross negligence or willful misconduct.

The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right of us to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our charter or Bylaws.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (“SEC”) allows us to incorporation by reference information we file with it, which means we can disclose important information to you by referring you to document we have filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and all documents we subsequently filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering:

•	Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as amended by our Annual Report on Form 10-KSB/A filed on July 25, 2007;
•	Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, filed on May 15, 2007;
•	Our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007, filed on August 14, 2007;
•	Our Current Reports on Form 8-K filed on March 9, 2007, March 21, 2007, April 20, 2007, May 15, 2007, May 31, 2007, June 27, 2007 and October 9, 2007;
•	Our Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 as filed on April 24, 2007.
•
The description of the our common stock contained in our Registration Statement on Form SB-2 filed on June 15, 2007, as amended by Pre-Effective Amendment No. 1 filed on Form SB-2/A on August 1, 2007, Pre-Effective Amendment No. 2 filed on Form SB-2/A on August 20, 2007, and Pre-Effective Amendment No. 3 filed on Form SB-2/A on September 4, 2007.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Notwithstanding the above, information that is "furnished to" the SEC shall not be deemed "filed with" the SEC and shall not be deemed incorporated by reference into this Registration Statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

QPC Lasers, Inc.
15632 Roxford Street
Sylmar, California 91342
(818) 986-0000

REPORTS TO SECURITY HOLDERS

We file annual and quarterly reports with the SEC. In addition, we file additional reports for matters such as material developments or changes within us, changes in beneficial ownership of officers and director, or significant stockholders. These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We are not required to deliver an annual report with this Prospectus, nor will we do so. However, you may obtain a copy of our annual report, or any of our other public filings, by contacting the Company or from the SEC as mentioned above.

 WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission at the Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

This Prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the Prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this Prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the Prospectus.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

a. The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 which includes audited financial statements for the Registrant’s latest fiscal year.

b. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the audited financial statements described in (a) above.

c. The description of the our common stock contained in our Registration Statement on Form SB-2 filed on June 15, 2007, as amended by Pre-Effective Amendment No. 1 filed on Form SB-2/A on August 1, 2007, Pre-Effective Amendment No. 2 filed on Form SB-2/A on August 20, 2007, and Pre-Effective Amendment No. 3 filed on Form SB-2/A on September 4, 2007.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, our Bylaws and Articles of Incorporation also include provisions that eliminate the personal liability of each of its officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of us. To the fullest extent allowed by Section 78.751 of the Nevada General Corporation Law, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer’s or director’s own gross negligence or willful misconduct.

The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right of us to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our charter or Bylaws.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

23.2	Consent of Weinberg and Company, P.A.

24.1	Power of Attorney (see Signature Page)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, QPC, Lasers, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on October 15, 2007.

QPC LASERS, INC.

By:	/s/ George Lintz
George Lintz
Chief Financial Officer and Chief Operating Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeffrey Ungar and George Lintz and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Jeffrey Ungar	Chief Executive Officer and Director	October 15, 2007
Jeffrey Ungar	(Principal Executive Officer)

/s/ George Lintz	Chief Financial Officer and Director	October 15, 2007
George Lintz	(Principal Financial Officer)

/s/ Blima Tuller
Blima Tuller	Vice President of Finance (Principal Accounting Officer)	October 15, 2007

/s/ Merrill A. McPeak
Merrill A. McPeak	Director	October 15, 2007

/s/ Israel Ury
Israel Ury	Director	October 15, 2007

/s/ Robert V. Adams
Robert V. Adams	Director	October 15, 2007

INDEX TO EXHIBITS

Exhibit Number	Document
5.1	Opinion of Morrison & Foerster LLP
23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
23.2	Consent of Weinberg and Company, P.A.
24.1	Power of Attorney (see Signature Page)